Exhibit 99.1

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

CONTACT:	David Dick
Chief Financial Officer
212-590-6200

ICR
Jean Fontana
646-277-1214

dELiA*s, INC. ANNOUNCES

SECOND QUARTER 2013 RESULTS

New York, NY – August 27, 2013 – dELiA*s, Inc. (NASDAQ: DLIA), a multi-channel retail company primarily marketing to teenage girls, today announced the results for its second quarter of fiscal 2013.

dELiA*s, Inc. results for all periods presented reflect its former Alloy business as a discontinued operation. All financial results in this press release are for continuing operations only unless otherwise stated.

Second Quarter Fiscal 2013 Highlights:

•

Total revenue decreased 16.7% to $33.2 million from $39.8 million in the second quarter of fiscal 2012. Revenue from the retail segment decreased 14.7% to $24.5 million, including a comparable store sales decrease of 14.9%. Revenue from the direct segment decreased 21.8% to $8.7 million.

•

Consolidated gross margin was 20.9% compared to 31.6% in the prior year quarter, primarily due to increased inventory reserves, lower merchandise margins associated with higher markdowns on legacy product and the deleveraging of occupancy costs.

•

Loss from continuing operations was $11.1 million compared to a loss from continuing operations for the second quarter of fiscal 2012 of $5.4 million. Overhead expenses previously allocated to the Alloy business have now been reallocated to continuing operations for both fiscal 2013 and 2012. These costs were approximately $1.2 million for the second quarter of fiscal 2013.

•

The Company closed an underwritten follow-on public offering of its common stock with proceeds of approximately $14.8 million, net of underwriting discounts and commissions, as well as a private placement of convertible notes that, subject to approval of stockholders, will provide proceeds of approximately $20.3 million, net of placement agent fees.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Tracy Gardner, Chief Executive Officer, commented, “Our second quarter results were indicative of challenging traffic trends, combined with the underperformance of our legacy inventory. We expect these trends to continue throughout the third quarter as we work to move through this inventory. The team is currently focused on stabilizing the business, amplifying the dELiA*s brand image and driving improved execution in the near term. During this period, we are also focused on implementing our go forward strategy that we believe will better position us for more consistent long term growth. While we acknowledge that this turnaround will take time, we remain excited about our future potential.”

Results by Segment

Retail Segment Results

Total revenue for the retail segment for the second quarter of fiscal 2013 decreased 14.7% to $24.5 million from $28.7 million in the second quarter of fiscal 2012. This decrease was primarily due to a comparable store sales decrease of 14.9%. Comparable store sales for the second quarter of fiscal 2012 increased by 14.0%.

Gross margin for the retail segment, which includes distribution, occupancy and merchandising costs, was 15.6% for the second quarter of fiscal 2013 compared to 25.8% in the prior year period. The decrease in gross margin includes a 400 basis point reduction related to increased markdown and other inventory reserves and a 300 basis point reduction in merchandise margins in connection with underperforming legacy inventory, as well as a 260 basis point reduction due to the deleveraging of occupancy costs on lower revenues.

Selling, general and administrative (SG&A) expenses for the retail segment were $11.2 million, or 45.6% of sales, in the second quarter of fiscal 2013 compared to $11.9 million, or 41.4% of sales, in the prior year period. The reduction in SG&A expenses in dollars reflects reduced selling and depreciation expenses on a lower store count. The increase in SG&A expenses as a percent of revenues reflects the deleveraging of selling and overhead expenses on lower revenues.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

The operating loss for the second quarter of fiscal 2013 for the retail segment was $7.3 million compared to $4.4 million in the prior year period.

The Company relocated one store location in the same mall during the second quarter of fiscal 2013, ending the period with 103 stores.

Direct Segment Results

Total revenue for the direct segment for the second quarter of fiscal 2013 decreased 21.8% to $8.7 million from $11.1 million in the second quarter of fiscal 2012.

Gross margin for the direct segment was 35.9% for the second quarter of fiscal 2013 compared to 46.7% in the second quarter of fiscal 2012. The decrease in gross margin includes a 350 basis point reduction related to increased markdown and other inventory reserves and a 500 basis point reduction in merchandise margins in connection with underperforming legacy inventory, as well as a 190 basis point reduction due to increased shipping and handling costs as a percent of revenues.

SG&A expenses for the direct segment were $6.0 million, or 69.4% of sales, in the second quarter of fiscal 2013 compared to $6.3 million, or 56.6% of sales, in the prior year period. The reduction in SG&A expenses in dollars reflects reduced selling and overhead expenses. The increase in SG&A expenses as a percent of revenues reflects the deleveraging of selling, overhead and depreciation expenses on lower revenues.

Operating loss for the second quarter of fiscal 2013 for the direct segment was $2.8 million as compared to $0.9 million in the prior year period.

Balance Sheet Highlights

During the second quarter of fiscal 2013, the Company completed an underwritten follow-on public offering of 15,025,270 shares of its common stock, with proceeds of approximately $14.8 million, net of underwriting discounts and commissions, which were used to repay a

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

portion of the outstanding amounts under its revolving credit facility with Salus Capital. Concurrently with the closing of the public offering, the Company also sold and issued in a private placement an aggregate of $21.8 million in principal amount of its secured 7.25% convertible notes. Upon approval by stockholders, the notes will automatically convert into approximately 20.7 million shares of common stock. If stockholders do not approve the note offering and issuance, the notes will be repaid, with interest. The Company intends to use the net proceeds it receives from the note offering for working capital and general corporate purposes, including the repayment of additional outstanding amounts under the Salus Capital revolving credit facility.

At the end of the second quarter of fiscal 2013, cash and cash equivalents were $4.2 million compared with $11.7 million at the end of the second quarter of fiscal 2012. At the end of the second quarter of fiscal 2013, the Company had restricted cash of $21.8 million related to the convertible notes, and restricted cash of $11.3 million to support outstanding letters of credit. The Company also had $9.8 million in borrowings under its credit facility with Salus Capital at the end of the second quarter of fiscal 2013.

Total net inventories at the end of the second quarter of fiscal 2013 were $26.8 million compared with $31.8 million at the end of the second quarter of fiscal 2012. Inventory per average retail store was down 15.0% compared to the prior year period, and inventory for the direct segment was up 3.3% compared to the prior year.

First Six Month Results

For the six-month period ended August 3, 2013, total revenue decreased 15.6% to $68.3 million from $81.0 million for the prior year period. Total gross margin was 22.4% compared to 31.6% for the prior year period. SG&A expenses were $34.7 million, or 50.8% of sales, for the first six months of fiscal 2013, compared to $35.9 million, or 44.3% of sales, for the prior year period.

The operating loss for the first six months of fiscal 2013 increased to $19.1 million, compared to $9.8 million for the first six months of fiscal 2012.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Loss from continuing operations for the first six months of fiscal 2013 increased to $20.3 million, compared to $9.8 million for the first six months of fiscal 2012. Included in the first six months of fiscal 2013 is gift card breakage of $0.3 million compared to $0.5 million in first six months of fiscal 2012.

The provision for income taxes for the first six months of fiscal 2013 was $0.1 million, compared to an income tax benefit of $0.4 million for fiscal 2012.

Conference Call and Webcast Information

A conference call to discuss second quarter 2013 results is scheduled for Tuesday, August 27, 2013 at 10:00 A.M. Eastern Time. The conference call will be webcast live at www.deliasinc.com. A replay of the call will be available through September 27, 2013 and can be accessed by dialing (877) 870-5176 and providing the pass code number 2225667.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About dELiA*s, Inc.

dELiA*s, Inc. is a multi-channel retail company primarily marketing to teenage girls. It generates revenue by selling apparel, accessories and footwear to consumers through its website, direct mail catalogs and mall-based retail stores.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

(unaudited)

	August 3, 2013	July 28, 2012
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,204	$11,732
Inventories, net	26,776	31,767
Prepaid catalog costs	1,553	1,286
Restricted cash	31,838	—
Other current assets	6,385	3,242
Assets held for sale	—	7,546

TOTAL CURRENT ASSETS	70,756	55,573

PROPERTY AND EQUIPMENT, NET	33,606	39,969

GOODWILL	—	4,462

INTANGIBLE ASSETS, NET	2,419	2,419

RESTRICTED CASH	1,203	—

OTHER ASSETS	1,006	820

TOTAL ASSETS	$108,990	$103,243

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$21,483	$20,332
Bank loan payable	9,799	—
Convertible notes payable	21,775	—
Accrued expenses and other current liabilities	11,618	13,424
Income taxes payable	666	848
Liabilities held for sale	—	4,570

TOTAL CURRENT LIABILITIES	65,341	39,174

DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES	9,229	10,461

TOTAL LIABILITIES	74,570	49,635

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred Stock, $.001 par value; 25,000,000 shares none issued	—	—
Common Stock, $.001 par value; 100,000,000 shares authorized; 47,822,776 and 31,684,387 shares issued and outstanding, respectively	48	32
Additional paid-in capital	114,449	99,630
Accumulated deficit	(80,040)	(46,054)
Treasury stock	(37)	—

TOTAL STOCKHOLDERS’ EQUITY	34,420	53,608

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$108,990	$103,243

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Thirteen Weeks Ended
	August 3, 2013		July 28, 2012

NET REVENUES	$33,167	100.0%	$39,808	100.0%

Cost of goods sold	26,233	79.1%	27,226	68.4%

GROSS PROFIT	6,934	20.9%	12,582	31.6%

Selling, general and administrative expenses	17,201	51.9%	18,179	45.7%

Other operating income	(169)	-0.5%	(248)	-0.6%

TOTAL OPERATING EXPENSES	17,032	51.4%	17,931	45.0%

OPERATING LOSS	(10,098)	-30.4%	(5,349)	-13.4%

Interest expense	987	3.0%	165	0.4%

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(11,085)	-33.4%	(5,514)	-13.9%

Provision (benefit) for income taxes	25	0.1%	(74)	-0.2%

LOSS FROM CONTINUING OPERATIONS	(11,110)	-33.5%	(5,440)	-13.7%

(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	(994)	-3.0%	227	0.6%

NET LOSS	$(12,104)	-36.5%	$(5,213)	-13.1%

BASIC AND DILUTED LOSS PER SHARE:

LOSS FROM CONTINUING OPERATIONS	$(0.35)		$(0.18)

(LOSS) INCOME FROM DISCONTINUED OPERATIONS	$(0.03)		$0.01

NET LOSS PER SHARE	$(0.38)		$(0.17)

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING	32,035,171		31,327,526

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Twenty-Six Weeks Ended
	August 3, 2013		July 28, 2012

NET REVENUES	$68,344	100.0%	$81,022	100.0%

Cost of goods sold	53,044	77.6%	55,420	68.4%

GROSS PROFIT	15,300	22.4%	25,602	31.6%

Selling, general and administrative expenses	34,693	50.8%	35,867	44.3%

Other operating income	(315)	-0.5%	(456)	-0.6%

TOTAL OPERATING EXPENSES	34,378	50.3%	35,411	43.7%

OPERATING LOSS	(19,078)	-27.9%	(9,809)	-12.1%

Interest expense	1,172	1.7%	318	0.4%

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(20,250)	-29.6%	(10,127)	-12.5%

Provision (benefit) for income taxes	53	0.1%	(368)	-0.5%

LOSS FROM CONTINUING OPERATIONS	(20,303)	-29.7%	(9,759)	-12.0%

(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	(1,016)	-1.5%	872	1.1%

NET LOSS	$(21,319)	-31.2%	$(8,887)	-11.0%

BASIC AND DILUTED LOSS PER SHARE:

LOSS FROM CONTINUING OPERATIONS	$(0.64)		$(0.31)

(LOSS) INCOME FROM DISCONTINUED OPERATIONS	$(0.03)		$0.03

NET LOSS PER SHARE	$(0.67)		$(0.28)

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING	31,763,122		31,323,890

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Twenty-Six Weeks Ended
	August 3, 2013	July 28, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(21,319)	$(8,887)
Loss (income) from discontinued operations	(1,016)	872

Loss from continuing operations	(20,303)	(9,759)
Adjustments to reconcile net loss to net cash used in operating activities of continuing operations:
Depreciation and amortization	4,609	4,958
Deferred financing fees	674	90
Stock-based compensation	588	374
Changes in operating assets and liabilities:
Inventories	(1,936)	(7,042)
Prepaid catalog costs and other assets	(1,797)	(346)
Restricted cash	(11,266)	—
Income taxes payable	43	112
Accounts payable, accrued expenses and other liabilities	(5,568)	(2,737)

Total adjustments	(14,653)	(4,591)

Net cash used in operating activities of continuing operations	(34,956)	(14,350)
Net cash (used in) provided by operating activities of discontinued operations	(1,266)	338

NET CASH USED IN OPERATING ACTIVITIES	(36,222)	(14,012)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,658)	(2,682)

Net cash used in investing activities of continuiung operations	(1,658)	(2,682)
Net cash provided by investing activities of discontinued operations	2,591	—

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	933	(2,682)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of issuance costs	13,926	—
Purchase of treasury stock	(37)	—
Proceeds from bank borrowings	9,799	—
Payment of deferred financing fees	(1,007)	—
Proceeds from sale of convertible notes	21,775	—
Restricted cash	(21,775)	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	22,681	—

NET DECREASE IN CASH AND CASH EQUIVALENTS	(12,608)	(16,694)
CASH AND CASH EQUIVALENTS, beginning of period	16,812	28,426

CASH AND CASH EQUIVALENTS, end of period	$4,204	$11,732

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

SELECTED OPERATING DATA

(in thousands, except number of stores)

(unaudited)

	For The Thirteen Weeks Ended			For The Twenty-Six Weeks Ended
	August 3, 2013		July 28, 2012	August 3, 2013		July 28, 2012

Channel net revenues:
Retail	$24,483		$28,707	$49,196		$57,580
Direct (1)	8,684		11,101	19,148		23,442

Total net revenues	$33,167		$39,808	$68,344		$81,022

Comparable store sales	(14.9%)		14.0%	(11.2%)		10.5%

Catalogs mailed (1)	4,282		4,527	9,194		8,391

Inventory - retail	$17,016		$22,323	$17,016		$22,323

Inventory - direct (1)	$9,760		$9,444	$9,760		$9,444

Number of stores:
Beginning of period	103		112	104		113
Opened	1	*	—	2	**	1	***
Closed	1	*	3	3	**	5	***

End of period	103		109	103		109

Total gross sq. ft @ end of period	397.5		418.4	397.5		418.4

*	Totals include one store that was closed and relocated to an alternative site in the same mall during the second quarter of fiscal 2013.
**	Totals include two stores that were closed and relocated to alternative sites in the same malls during the first half of fiscal 2013.
***	Totals include one store that was closed and relocated to an alternative site in the same mall during the first quarter of fiscal 2012.
(1)	Restated to exclude the Alloy business